                                                                   EXHIBIT 10.31

                            STOCK PURCHASE AGREEMENT



         This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of November, 1994, by and among (i) CHC International, Inc., a Florida corporation doing business as "Carnival Hotels and Casinos" ("CHC"), and (ii) Carnival Corporation, a Panamanian corporation ("CCL").


                                    RECITALS

         A. CHC has authorized capital of 10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $.01 par value per share.

         B. CHC filed Amendment No. 1 to Registration Statement on Form S-1 ("Amendment No. 1") with the Securities and Exchange Commission (the "SEC") (File No. 33-79436) on November 2, 1994, which relates to the proposed dividend by CCL of approximately 1,412,425 shares of Common Stock to its shareholders (the "Distribution").

         C. CHC has 3,177,500 shares of Common Stock issued and outstanding.

         D. CCL desires to make an equity investment of $12,500,000 in CHC, subject to the terms and conditions of this Agreement, and CHC believes such investment, together with the Other Investments (as defined and described in paragraph E below), is in the best interest of CHC and its shareholders.

         E. Concurrently with the investment to be made by CCL pursuant to this Agreement, Sherwood M. Weiser, Donald E. Lefton, Thomas F. Hewitt, Peter
L. Sibley, W. Peter Temling and Robert B. Sturges are making as investment of an aggregate of $10,500,000 in CHC, and Irving Zeldman is making an investment of $2,000,000 in CHC (such other investors are hereinafter referred to as the "Other Investors", and such other investments are hereinafter referred to as the "Other Investments").

         F. Concurrently with the Other Investments, CHC is granting to the Other Investors options to purchase an aggregate of 453,026 shares of Common Stock at an exercise price of $12.50 per share.

         G. CCL and CHC are parties to that certain Loan Agreement, dated as of March 9, 1994, providing for CCL's loan to CHC of up to $10 million (the "CCL Loan"), the entire principal amount of which is currently outstanding.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:


           ARTICLE I - SALE AND PURCHASE OF SHARES; GRANT OF OPTIONS

         1.1     Sale and Purchase of Shares.

                 (a) On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.1), CHC shall sell, convey, assign, transfer and deliver 1,000,000 shares of Common Stock to CCL (the "Purchased Shares").





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

                 (b) To effect the transfers contemplated by Section 1.1(a), at the Closing, CHC shall deliver or cause to be delivered to CCL, against payment therefor in accordance with Section 1.2 hereof, stock certificates (bearing the appropriate "restricted transfer" legend to the effect that such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act")), representing the Common Stock being sold to CCL by CHC.

         1.2     Purchase Price; Payment for Shares.

                 (a) The purchase price (the "Purchase Price") for the shares of Common Stock being purchased by CCL is $12,500,000.

                 (b) The Purchase Price shall be payable to CHC on the Closing Date by the delivery date by CCL to CHC of (a) $12,075,000 by wire transfer in same day funds or by a cashiers check, provided that such amount shall be offset by the outstanding principal balance owed by CHC to CCL under the CCL Loan (currently $10,000,000), and as a result of such offset and upon payment by CHC to CCL at the Closing of all accrued interest under the CCL Loan, the promissory note evidencing the indebtedness of CHC under the CCL Loan shall be cancelled and returned to CHC, (b) a promissory note in the aggregate principal amount of $425,000 and (c) a security and pledge agreement. The promissory note to be executed by CCL (the "Promissory Note") shall provide for four equal annual installments of principal and annual payments of interest, and shall be in substantially the form attached hereto as Exhibit A. The security and pledge agreement to be executed by the CCL (the "Pledge Agreement") shall provide for the pledge of 40,000 shares of the] Common Stock purchased hereunder by CCL as collateral for the Promissory Note, and shall be in substantially the form attached hereto as Exhibit B.

         1.3 Registration Rights. CHC shall grant registration rights with respect to the Purchased Shares, substantially in accordance with the terms set forth in the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement").


                              ARTICLE II - CLOSING

         2.1 Closing. The closing of transactions contemplated hereby (the "Closing") shall be held at 9:00 a.m., Miami time, on November 30, 1994 (the "Closing Date"), at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, or at such other place and at such other time as the parties may mutually agree.

         2.2 Deliveries by CHC. At or prior to the Closing, CHC shall (i) deliver to CCL one or more certificates representing all of the shares of Common Stock purchased by CCL, provided that, the certificates representing 40,000 of the shares of Common Stock issued to CCL and pledged to CHC pursuant to the Pledge Agreement shall be immediately returned to and retained by CHC pursuant to the Pledge Agreement, (ii) execute and deliver the Registration Rights Agreement and (iii) pay and deliver to CCL all accrued and unpaid interest under the CCL Loan.

         2.3 Deliveries by CCL. At or prior to the Closing, the following deliveries shall be made to CHC: (i) CCL shall pay and deliver the Purchase Price required to be delivered pursuant to Section 1.2, (ii) CCL shall execute and deliver the Registration Rights Agreement, (iii) CCL shall execute and deliver the Promissory Note and the Pledge Agreement and (iv) CCL shall deliver the cancelled promissory note under the CCL Loan.





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

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                                     OF CHC

         CHC hereby represents and warrants to CCL that:

         3.1 Corporate Existence and Qualification. CHC is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, financial condition or results of operations.

         3.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by CHC, and CHC has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of CHC, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         3.3 Capitalization and Ownership. CHC's authorized capital stock consists of (i) 10,000,000 shares of Common Stock, of which 3,177,500 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

         3.4 Information in Amendment No. 1. Except with respect to the transactions contemplated under this Agreement, Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


               ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CCL

         CCL represents and warrants to CHC, that:

         4.1 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by CCL. CCL has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of CCL, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.



         4.2     Investment Representations.

               (a) CCL is acquiring the Common Stock issuable pursuant to this Agreement for its own account and not with a view to, or for sale in connection with, a "distribution," as such term is used in Section 2(11) of the Securities Act.

                 (b) CCL is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                 (c) CCL understands that the sale of shares of Common Stock under this Agreement has not been registered under the Securities Act or applicable state securities laws.

                 (d) CCL understands that the certificates representing shares of Common Stock issued to CCL pursuant to this Agreement shall bear a "restricted transfer" legend substantially as follows:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) of counsel (satisfactory to the Company) the registration is not required."

                 (e) CCL acknowledges that all matters relating to CHC, the Agreement and CCL's investment in the Common Stock have been explained to the satisfaction of CCL and that CCL understands the speculative nature and risks involved in its investment.

                 (f) CCL can bear the economic risks inherent in its investments in the Common Stock.

                 (g) CCL has been afforded the opportunity to ask questions of, and receive answers from CHC and to obtain any additional information, to the extent that CHC possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in Amendment No. 1 delivered to CCL (the receipt of which is acknowledged by CCL) and has in general had access to all information deemed material to an investment decision with respect to the acquisition of the Common Stock.

                 (h)      CCL acknowledges that it has been advised that:

                 THE FLORIDA SECURITIES ACT PROVIDES, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, THAT ANY SALE MADE PURSUANT TO SUBSECTION 517.061(11) OF THE FLORIDA SECURITIES ACT SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                 (i) CCL acknowledges that the holding period requirements under Rule 144 promulgated under the Securities Act will not begin to run until the Promissory Note delivered by CCL has been satisfied in full.

         4.3 Representations Relied Upon by CCL. CCL acknowledges receipt of Amendment No. 1, which describes, among other things, the Distribution and certain risk factors relating to an investment in Common Stock of CHC. CCL is acquiring the Common Stock without having been furnished any representations or warranties of any kind whatsoever with respect to CHC's business and financial condition, other than the representations contained herein. Without limiting the generality of the foregoing, CCL acknowledges that neither CHC nor any other person has provided, and CCL is not relying in any way upon, any representations regarding projections or future performance of CHC.


                       ARTICLE V - CONDITIONS TO CLOSING

         The Closing shall be subject to the satisfaction on or before the Closing Date of the following conditions:

         5.1 Other Investments. The Other Investments shall have been consummated.

         5.2 Representations and Warranties. All representations and warranties made in this Agreement by the parties hereto shall be true and complete on the Closing Date as if such representations and warranties had been made on such date.


                           ARTICLE VI - MISCELLANEOUS

         6.1 Confidentiality. The parties hereto shall hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the parties hereto and (ii) information that is required by federal securities laws or otherwise to be disclosed by the parties hereto.

         6.2 Further Assurances. Following the Closing, the parties shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         6.3 Publicity. Neither of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other party hereto, which approval shall not be unreasonably withheld, except as required by law or by the rules of the National Association of Securities Dealers or the United States Securities Exchange Commission (in which case, so far as possible, there shall be consultation between the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         6.4 Costs and Expenses. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

         6.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, or by a reputable overnight courier, as follows:


         CHC:                   CHC International, Inc.
                                3250 Mary Street, 5th Floor
                                Miami, Florida  33133
                                Attention:  President

         CCL:                   Carnival Corporation
                                3655 N.W. 87th Avenue
                                Miami, Florida  33178
                                Attention:  President

         6.6 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida.

         6.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         6.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         6.9 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         EXECUTED as of the date first written above.


                                         CHC INTERNATIONAL, INC.


                                         By:
                                             ----------------------------------




                                         CARNIVAL CORPORATION


                                         By:
                                             ----------------------------------





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

                                   EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into this 30th day of November, 1994, among (i) CHC INTERNATIONAL, INC., a Florida corporation doing business as "Carnival Hotels and Casinos" (the "Company"), and (ii) CARNIVAL CORPORATION, a Panamanian corporation (the "Holder").


                                    RECITALS

         A. The Company is contemporaneously issuing and delivering to the Holder shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in the amounts set forth opposite the Holder's name on
Schedule I attached hereto.

         B. Pursuant to that certain Stock Purchase Agreement, dated as of November 30, 1994 (the "Purchase Agreement"), between the Company and the Holder, the Company has agreed to provide to the Holder certain registration rights with respect to the shares of Common Stock issued to the Holder pursuant to the Purchase Agreement (such shares of Common Stock being referred to herein as the "Restricted Shares").


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth in the Purchase Agreement, the parties agree as follows:

         1.      Registration Rights.

                 (a) Incidental (Piggyback) Registration. Subject to the limitations set forth in this Agreement, if the Company at any time within two
(2) years of the date hereof proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a) (11) of the Securities Exchange Act of 1934) of the Company, it will give written notice to the Holder at least 15 days before the initial filing with the Securities and Exchange Commission (the "Commission") of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Restricted Shares as the Holder may request.

         If the Holder desires to have Restricted Shares registered under this
Section 1, it shall advise the Company in writing within 10 days after the date of receipt of such offer from the Company, setting forth the amount of such Restricted Shares for which registration is requested. The Company shall thereupon include in such filing the number of shares of Restricted Shares for which registration is so requested, subject to the following. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, the Company shall not be required to include any of the Restricted Shares in such underwriting unless the Holder agrees to accept the offering on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that: (i) if the managing underwriter determines and advises the Company that the inclusion of all Restricted Shares proposed to be included by the Holder in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by the persons other than the Holder, the Company and any demanding security holder (the "Other Shares") would jeopardize the success of the Company's offering, then the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company and any demanding security holder) only that number of Restricted Shares that the managing underwriter believes will not jeopardize the success of the Company's offering and the number of Restricted Shares and Other Shares not included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering; and (ii) in each case all shares of Common Stock owned by the Holder which are not included in the underwritten public offering shall be withheld from the market by the Holder for a period, not to exceed one hundred eighty (180) calendar days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. In the event the Company chooses a registration form which limits the size of the offering either in terms of the number of shares or dollar amount, the Company shall not be required to include in the offering (in addition to the number of shares to be sold by the Company) Restricted Shares which would exceed such limits, and the number of Restricted Shares and Other Shares not included in such offering shall be reduced pro rata based upon the number of Restricted Shares and Other Shares requested by the holders thereof to be registered in such offering.

         2. Registration Procedures. If the Company is required by the provisions of Section 1 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective and prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 90 days;

                 (b) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                 (c) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                 (d) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Common Stock; and as shall be required in connection with the action taken by the Company; and

                  (e) promptly notify in writing the Holder and each underwriter of the happening of any event, during the period of distribution, as a result of which the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the Holder with revised or supplemental prospectuses and if so requested by the Company in writing, the Holder shall promptly take action to cease making any offers of the Restricted Shares until receipt and distribution of such revised or supplemental prospectuses).

         3. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d), except to the extent required to be paid by participating selling securityholders by state securities or blue sky laws, shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for the Holder in respect of the securities sold by the Holder.

         4. Indemnification. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said final prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares in reliance upon and in conformity with information furnished to the Company for use in preparation thereof. Before Restricted Shares held by the Holder shall be included in any registration pursuant to this Agreement, the Holder shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 4 for the indemnification of such prospective seller and underwriter by the Company) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement or final prospectus contained therein or any amendment or supplement thereto, if such untrue statement or omission was (i) made in reliance upon and in conformity with information furnished to the Company by the Holder for use in the preparation of such registration statement, final prospectus or amendment or supplement or (ii) contained in any Registration Statement which was utilized by the Holder or any controlling person or affiliate of the Holder either (A) on any date which is in excess of 90 days after the date of the Prospectus included therein, or (B) after the Holder was notified, in accordance with Section 2(f) hereof, that such Registration Statement contained an untrue statement of a material fact or omitted to state any material fact. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 4, such indemnified party will, if a claim in respect thereof is made against any indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which conflict in any material respect with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 4, such indemnifying party shall reimburse such indemnified party and shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 4. The indemnifying party shall not make any settlement of any claims indemnified against thereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 4, if pursuant to an underwritten public offering of the Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 4 shall be deemed inoperative for purposes of such offering.

         5. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Restricted Shares of the Holder if, in the opinion of counsel to the Company, the sale or other disposition of the Holder's Restricted Shares may be effected without registering such Restricted Shares under the Securities Act. The Company's obligations under Section 1 are also expressly conditioned upon the Holder furnishing to the Company in writing such information concerning the Holder and its controlling persons and the terms of the Holder's proposed offering of Restricted Shares as the Company shall reasonably request for inclusion in the Registration Statement.

         6.      Miscellaneous.

                 (a) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, telecopied and confirmed separately in writing by a copy mailed as follows or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in the Purchase Agreement.

                 (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that the Holder's rights hereunder may not be transferred without the written consent of the Company.

                 (c) Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to the provisions thereof relating to conflict of laws.

                 (d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (e) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                 (f) Counterparts. This Agreement may be executed in separate counterparts, each of which shall collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, the Company and Holder have executed this Agreement as of the date first above written.


                                         CHC INTERNATIONAL, INC.



                                         By:
                                             ----------------------------------




                                         CARNIVAL CORPORATION



                                         By:
                                             ----------------------------------

                                PROMISSORY NOTE



                                                              New York, New York

$425,000.000                                                   November 30, 1994



         FOR VALUE RECEIVED, the undersigned does hereby promise to pay to CHC International, Inc., a Florida corporation (the "Company"), or order, the principal sum of Four Hundred Twenty-Five Thousand Dollars ($425,000.00), together with interest from and after date hereof until paid at the rate specified below on the balance of principal thereof remaining from time to time unpaid. The outstanding balance shall bear interest at a rate equal to 7.1% per annum, calculated on the basis of a 360-day year. All sums payable hereunder shall be payable at the offices of the Company, 3250 Mary Street, 5th Floor, Miami, Florida 33133, or at such other place or places as the holder hereof may from time to time otherwise direct, in such coin and currency as shall be at the time of payment legal tender for the payment of public and private debts in the United States of America.

         The principal of this Note shall be payable in four (4) equal annual installments, commencing on the 30th day of November, 1995 and continuing on the 30th day of November 1996, the 30th day of November, 1997 and ending on the 30th day of November, 1998 (each such date being hereinafter referred to as a "Payment Date"). All accrued interest on the unpaid principal balance of this Note shall be paid together with each payment of principal on each Payment Date.

         This Note is subject to prepayment at any time or from time to time at the option of the undersigned, either in whole or in part, without premium or penalty, each such partial prepayment to be applied first in payment of the interest accrued upon the principal balance hereof at the time outstanding and then in reduction of the principal balance hereof.

         Payment of this Note is secured by a grant of a security interest in, pledge of, the following described collateral:

                 (a) 40,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company which have been issued to the undersigned pursuant to that certain Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"); and

                 (b) All rights, powers, privileges and preferences pertaining to the Shares and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the Obligor may become entitled by reason of the ownership of any securities pledged and assigned hereunder from time to time; and

                 (c)      All Proceeds of any of the foregoing Collateral.

         The parties to this Note may agree at any time to a substitution of other property as collateral to secure this Note.

         All past due and delinquent sums hereunder, both principal and interest, shall bear interest at the rate determined above until such sums have been paid.

         The entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable upon default by the undersigned maker hereof in the payment of any installment of principal and accrued interest thereon as and when same becomes due and payable in accordance with the terms hereof, or the occurrence of an event of default as defined in any agreement entered into to provide security for the payment of this Note, and in either case such default shall continue for a period of ten (10) days after receipt by the undersigned maker of written notice of such default from the holder hereof.

         The undersigned maker and all sureties, endorsers, and guarantors of this Note hereby waive demand, presentment for payment, protest, notice of protest, filing of suit and diligence in collecting this Note or enforcing any security herefor.

         This Note shall be construed in accordance with and governed by the laws of the State of Florida.

         In the event default is made in the payment of this Note and this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part by suit or through bankruptcy proceedings, or other legal proceedings of any kind, the undersigned agrees to pay, in addition to all the sums payable hereunder, all collection costs, including reasonable attorneys' fees.

         Executed this 30th day of November, 1994.



                                        CARNIVAL CORPORATION


                                        By:_____________________________________
                                          Name:
                                          Title:


STATE OF NEW YORK:
                        SS:
COUNTY OF NEW YORK:

        On this ___ day of ___________________, 1994, the foregoing promissory note was executed and acknowledged before me, the undersigned authority, in the sate and county aforesaid, by ______________, as the holder of a Special Power of Attorney, on behalf of the maker of the foregoing promissory note. He personally appeared before me and is personally known to me or produced ______________________ as identification.

[NOTARIAL SEAL]                         Notary:
                                        Print Name:
                                        Notary Public, State of
                                        My commission expires:

                         SECURITY AND PLEDGE AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement"), dated this 30th day of November by and between Carnival Corporation (hereinafter called "Debtor"), and CHC International, Inc., a Florida corporation (the "Secured Party"), as the holder of the Note (as defined below).

         1.      Security Interest.   For value received, Debtor hereby sells,
transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"):

                 (a) 40,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Secured Party which have been issued to Debtor pursuant to the Purchase Agreement (as defined below);

                 (b) All rights, powers, privileges and preferences pertaining to the Shares described in Section 1(a) above and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the Obligor may become entitled by reason of the ownership of any Securities pledged and assigned hereunder from time to time; and

                 (c) All Proceeds of any of the foregoing Collateral described above in this Section 1.

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code. As used in this Agreement, the term "Securities" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "security," or any warrant or right to subscribe to or purchase any of the foregoing; and the term "issuer" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest.

         2. Stock Purchase Agreement. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of the Stock Purchase Agreement (the "Purchase Agreement"), dated as of November 30, 1994, pursuant to which Secured Party has sold the Shares to Debtor. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Promissory Note of even date herewith in the principal amount of $425,000, made by Debtor and payable to the order of Secured Party (such note and any notes given in modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

         3. Priority. Debtor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral.

         4. Representations, Warranties and Covenants. The Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

                 (a) Debtor is the sole legal and equitable owner of the Shares free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant a security interest in the Collateral to Secured Party without the consent of any other person, and Debtor shall at his expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party pursuant to the Note is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or garnishment, or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of Secured Party, to be on file with respect thereto.

                 (b) Debtor has delivered to Secured Party all stock certificates evidencing the Shares pledged and assigned under this Agreement (and the Debtor shall promptly deliver the same with respect to all certificated Securities pledged and assigned to Secured Party hereafter, including the Additional Shares), together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by Secured Party.

                 (c) If new or additional Securities are issued to Debtor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or, merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other Instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Secured Party, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause Secured Party to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by Secured Party.

                 (d) Without the prior consent of Secured Party, Debtor shall not sell, transfer, assign, convey, lease or otherwise dispose of any part of the Collateral, nor enter into any contract or agreement to do so. Debtor will not compromise, release, surrender or waive any rights of any nature whatsoever in respect of any of the Collateral without Secured Party's prior written consent.

         5. Debtor's Obligations. So long as the Note is outstanding, Debtor covenants and agrees with Secured Party (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of or pledge any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Debtor may contest any such tax claim if done diligently and in good faith.

         6. Event of Default. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the 10th day after written notice by Secured Party to Debtor which certifies such default:

                 (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; or

                 (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

                 (c) Nonpayment of any installment of principal or interest upon the date same shall be due and payable under the terms of the Note; or

                 (d) The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code.

         7. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of Florida or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its
Option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at his discretion, retain the Collateral in satisfaction of he Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; (d) exercise all voting or consensual rights of the Collateral upon notice to Debtor of such election and otherwise act with respect to the Collateral as though it were the outright owner thereof (Debtor hereby irrevocably constitutes and appoints Secured Party as the proxy and attorney-in-fact of Debtor, with full power of substitution, to do so); and
(e) exercise any and all other rights, remedies and privileges he may have under the Note and the other documents defining the Obligation.

         8. Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; provided that (a) the proceeds and/or accounts shall be applied toward satisfaction of the Obligation; and (b) if such proceeds and/or accounts are not sufficient to pay the Obligation in full, Debtor shall remain liable to Secured Party for the deficiency. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation shall be distributed to Debtor.

         9. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other persons entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

         10. Delivery of Notices. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the entity or person to whom addressed or, is given by mail, two
(2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United

States mails, addressed to:

         If to Secured Party:

                 CHC International, Inc.
                 3250 Mary Street, 5th Floor
                 Miami, Florida  33133
                 Attention:  President

         If to Debtor:

                 Carnival Corporation
                 3655 N.W. 87th Avenue
                 Miami, Florida 33178
                 Attention:  President

Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

         11. Binding Effect. This Agreement shall be binding upon Debtor, his heirs, successors, assigns, executors, administrators, and personal or legal representatives, and shall inure to the benefit of Secured Party, its successors and assigns.

         12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

         13. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         EXECUTED as of the day and year first herein set forth.



                                      CHC INTERNATIONAL, INC.


                                      By:
                                          ------------------------------------




                                      CARNIVAL CORPORATION


                                      By:
                                          ------------------------------------